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            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                February 18, 2000

     Structured Asset Securities Corporation
     200 Vesey Street
     New York, New York  10285

                    Re: Structured Asset Securities Corporation
                        Registration Statement on Form S-3
Ladies and Gentlemen:

     We will act as special counsel for Structured Asset Securities Corpo ration, a Delaware corporation (the "Company"), in connection with the offering, from time to time, in one or more Series (each, a "Series") of the Company's Com mercial Mortgage Pass-Through Certificates (the "Securities"). The Securities as to which we so act as special counsel are being registered pursuant to the Securities Act of 1933, as amended (the "Act"), by means of a Registration Statement of the Company on Form S-3. The Securities will be offered pursuant to the prospectus, as supplemented by a prospectus supplement (the "Base Prospectus" and "Prospectus Supplement," respectively), which will be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 under the Act. As set forth in the Registration Statement, each such Series will be issued under and pursuant to the conditions of a pooling and servicing agreement (the "Agreement") among the Company, a trustee (the "Trustee"), a master servicer (the "Master Servicer") and a special servicer (the "Special Servicer"), each to be identified in the Prospectus Supplement for such Series of Securities.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.


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Structured Asset Securities Corporation
February 18, 2000
Page 2

     In connection with this opinion, we have examined copies of the Company's Amended and Restated Articles of Incorporation, Bylaws, the form of Agreement (as incorporated by reference as an exhibit to the Registration Statement) and the forms of Securities included in the Agreement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certifi cates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed docu ments, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

     Based upon the foregoing, we are of the opinion that:

     1. When the Agreement has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Special Servicer and the Trustee,


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Structured Asset Securities Corporation
February 18, 2000
Page 3


such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

     2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the Agreement.

     3. Based on and subject to the foregoing, we hereby confirm that the statements in the Base Prospectus under the caption "Certain Federal Income Tax Considerations" accurately describe the material federal income tax consequences to holders of Securities, under existing law and the assumptions stated therein.

     You should be aware, however, that our opinion with respect to federal income tax consequences represents our conclusions as to the application of existing law. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service. We also note that the Base Prospectus does not relate to a specific transaction. Accordingly, the above referenced description of federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Base Prospectus and Prospectus Supple ment. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                         Very truly yours,



                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP